                                                                    Exhibit 99.1


                   CA REPORTS SOLID THIRD QUARTER 2005 RESULTS

      -     Revenue of $911 million, up 9 percent from prior year

      - GAAP earnings from continuing operations of $36 million, or $0.06 per share

      -     Operating (non-GAAP) EPS of $0.19, up 19 percent from prior year

      - Cash flow from operations up 8 percent from prior year to $366 million

      -     Will hold webcast at 5 p.m. EST

ISLANDIA, N.Y., January 25, 2005 - Computer Associates International, Inc. (NYSE: CA) today reported financial results for its third fiscal 2005 quarter ended December 31, 2004 that exceeded previous guidance for revenue and met expectations for operating earnings. In addition, the Company updated guidance for the full fiscal year 2005.

"We had another quarter of solid results based on strong execution of our business strategy," said CA's Interim Chief Executive Officer Kenneth Cron. "CA is now in a position to succeed and move forward to grow the Company; our financials are sound and we are solidifying a strong management team for the future."

"We are putting the pieces in place to position CA for long-term, sustainable growth," said CA's President and CEO-elect John Swainson. "Today's enterprise IT customers are looking for a more holistic approach to tackling the challenges of IT systems management and security. By redefining our go-to-market strategy, focusing on our core competencies and aligning our product portfolio to customer needs, we will grow the business and become a true partner to our customers."

FINANCIAL OVERVIEW: THIRD QUARTER FISCAL YEAR 2005

Total revenue for the third quarter of fiscal year 2005 was $911 million, a 9 percent increase over the third quarter of fiscal year 2004, and $46 million greater than the high end of the range of the Company's previous guidance.

On a constant currency basis and excluding $15 million in revenue related to Netegrity products, total revenue for the third quarter would have increased approximately 3 percent compared to the similar period last year.

"We are starting to see real traction from our growth initiatives," said CA Chief Operating Officer Jeff Clarke. "Our channel business performed well this quarter, up 17 percent, and security continues to be a strong segment of our business, with more than 94 percent bookings growth. CA's cost-cutting efforts are on track and the Netegrity integration is going extremely well."

Revenue from CA's Technology Services unit was $64 million for the quarter, up approximately 8 percent when compared to the similar quarter last year, due to strong performance in North America and Asia, particularly related to CA's Identity and Access Management solutions.

New deferred subscription revenue was $898 million for the quarter, which includes $845 million in direct bookings and $53 million in indirect bookings. Total indirect bookings for the quarter were $84 million, a 17 percent year-over-year increase.

CA's total deferred subscription revenue balance as of December 31, 2004, was approximately $4.8 billion.

The Company reported GAAP earnings from continuing operations for the third quarter of $36 million, or $0.06 per diluted share, compared to GAAP earnings from continuing operations of $17 million, or $0.03 per diluted share, reported in the comparable period last year. GAAP results for the current quarter include an $18 million, or $0.02 per diluted share non-cash charge related to the fiscal 2004 shareholder litigation settlement.

On a fully diluted operating basis, excluding special charges, CA earned $0.19 per share in the third quarter of fiscal year 2005, compared with $0.16 per share in the third quarter of fiscal year 2004.

Operating earnings per share is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP income from continuing operations to non-GAAP operating income is included in the tables following this press release.

CAPITAL STRUCTURE

CA generated approximately $366 million in cash from continuing operations in the third quarter, compared to the $339 million reported in the similar period last year.

The balance of cash and marketable securities at December 31, 2004, was approximately $3.33 billion, up from $2.25 billion on September 30, 2004. With approximately $3.30 billion in total debt outstanding, the Company has a net cash position of $28 million. This is the first time in more than nine years that the Company's cash and marketable securities balance exceeds its total debt.

DEVELOPMENTS DURING THE QUARTER

During the quarter, CA made a number of important advances, including:

      -     Naming 26-year industry veteran John Swainson president and
            CEO-elect;

      - Enhancing its capital structure with a successful private placement of $1 billion senior unsecured notes and a four-year $1 billion revolving credit facility;

      - Selecting SAP for its enterprise resource planning system and Accenture to assist with the implementation, which is already underway;

      - Outlining its EMEA growth strategy with a strong focus on small and medium businesses and expanded OEM partnerships;

      -     Completing its acquisition of Netegrity ahead of schedule;

      - Offering CA Wireless Site Management 4.0 to bolster and streamline Wi-Fi security management; and

      - Following its successful acquisition of PestPatrol, announcing eTrust PestPatrol Anti-Spyware r5.

OUTLOOK FOR THE REMAINDER OF FISCAL YEAR 2005

The following updated guidance is based on current expectations and represents "forward looking statements" (as defined below):

For the fourth quarter ending March 31, 2005:

      -     Revenue in the range of $900 million to $920 million;

      -     GAAP earnings per share in the range of $0.07 to $0.08; and

      - Diluted operating (non-GAAP) earnings per share in the range of $0.19 to $0.20.

For the full year, ending March 31, 2005:

      -     Revenue in the range of $3.526 billion to $3.546 billion;

      -     GAAP earnings per share in the range of $0.06 to $0.07; and

      - Diluted operating (non-GAAP) earnings per share in the range of $0.81 to $0.82.

"With solid execution and upside from our recent acquisitions, we are raising the midpoint of both our revenue and earnings guidance," said Clarke. "Cash flow continues to remain on track for modest growth this year."

THIRD QUARTER WEBCAST

The Company will host a webcast at 5 p.m. EST today to discuss its third quarter fiscal year 2005 results. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

NON-GAAP FINANCIAL MEASURES

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles
(GAAP). Non-GAAP "operating" net income and earnings per share exclude non-cash amortization of acquired technology and other intangibles, the government investigation and restructuring charges, the class-action and derivative litigation settlement charge and the applicable tax effects of these items. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results, to competitors' operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

ABOUT CA

Computer Associates International, Inc. (NYSE:CA), delivers software and services across operations, security, storage and life cycle management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y. and serves customers in more than 140 countries. For more information, please visit http://ca.com.

                                       ###

Certain statements in this press release may constitute forward-looking statements that involve risks and uncertainties. Certain factors could cause our results to differ materially from those projected or forecast in the forward-looking statements. These include: the risks and uncertainties associated with the Company's deferred prosecution agreement with the United States Attorney's Office and Securities and Exchange Commission investigation consent judgement; litigation arising out of the matters that are the subject of the Department of Justice and Securities and Exchange Commission investigations; the software industry is subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; risks associated with changing operating environments; risks associated with our debt including that our credit ratings have been downgraded and could be downgraded further; risks associated with integrating acquisitions; the failure to protect our intellectual property rights, which could weaken our competitive position; possible dependency upon large transactions; general economic conditions; possible claims by third parties that our products infringe their intellectual property rights; fluctuations in foreign currencies that could result in transaction losses; acts of war and terrorism, which could adversely affect our business; the volatility of the international marketplace; and other risks described in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CA assumes no obligation to update the information contained herein, except as otherwise required by law.

(C) 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts: Shannon Lapierre                   Olivia Bellingham
          Public Relations                   Investor Relations
          (631) 342-3839                     (631) 342-4687
          shannon.lapierre@ca.com            olivia.bellingham@ca.com

                                     TABLE 1
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                     (in millions, except per share amounts)
                                   (unaudited)


                                                     Three Months          Nine Months
                                                        Ended                 Ended
                                                     December 31,          December 31,
                                                     ------------          ------------
                                                    2004       2003       2004        2003
                                                  -------    -------    -------     -------
Subscription revenue                              $   623    $   506    $ 1,784     $ 1,426
Software fees and other                                75         84        204         226
Maintenance                                           126        145        376         455
Financing fees                                         23         43         84         146
Professional services                                  64         59        178         173
                                                  -------    -------    -------     -------

Total revenue                                         911        837      2,626       2,426

Amortization of capitalized software costs            112        116        335         349
Cost of professional services                          57         54        166         161
Selling, general and administrative                   345        306        989         944
Product development and enhancements                  168        167        514         494
Commissions and royalties                              91         75        226         182
Depreciation and amortization of other
     intangibles                                       33         33         97         100
Interest expense, net                                  29         29         79          89
Other losses, net                                       6         22          9          46
Restructuring charge                                   --         --         28          --
Shareholder litigation and government
     investigation settlements                         18          8        234         158
                                                  -------    -------    -------     -------

Total expenses                                        859        810      2,677       2,523

Income (loss) from continuing operations
     before income tax                                 52         27        (51)        (97)

Income tax expense (benefit)                           16         10        (46)        (32)
                                                  -------    -------    -------     -------



Income (loss) from continuing operations,
     net of taxes                                      36         17         (5)        (65)

Income from discontinued operation,
     net of income taxes
                                                       --          1         --           1
Adjustment to gain on disposal of discontinued
     operations, net of income taxes                   --         --         (2)         --
                                                  -------    -------    -------     -------

Net Income (Loss)                                 $    36    $    18    $    (7)    $   (64)
                                                  =======    =======    =======     =======

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations          $  0.06    $  0.03    $ (0.01)    $ (0.11)
Discontinued operation                                 --         --         --          --
                                                  -------    -------    -------     -------
Net Income (Loss)                                 $  0.06    $  0.03    $ (0.01)    $ (0.11)
                                                  =======    =======    =======     =======
Basic weighted-average shares
     used in computation                              589        580        587         579

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations          $  0.06    $  0.03    $ (0.01)    $ (0.11)
Discontinued operation                                 --         --         --          --
                                                  -------    -------    -------     -------
Net Income (Loss)                                 $  0.06    $  0.03    $ (0.01)    $ (0.11)
                                                  =======    =======    =======     =======
Diluted weighted-average shares
     used in computation                              595        589        587         579

                                     TABLE 2
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (in millions)
                                   (unaudited)


                                                           Dec 31,      March 31,
                                                             2004          2004
                                                           -------       -------
Cash and marketable securities                             $ 3,325       $ 1,902
Trade and installment A/R, net                                 702           949
Federal and state income tax receivable                        245            96
Deferred income taxes                                          218           311
Other current assets                                            70           108
                                                           -------       -------

Total current assets                                         4,560         3,366

Installment A/R, net                                           681           820
Property and equipment, net                                    631           641
Purchased software products, net                               818         1,045
Goodwill, net                                                4,599         4,366
Other noncurrent assets, net                                   636           449
                                                           -------       -------

Total assets                                               $11,925       $10,687
                                                           =======       =======

Loans payable and current
   portion of long  - term debt                            $   826       $     2
Deferred subscription
   revenue (collected)-current                               1,204         1,210
Shareholder litigation and government
   investigation settlements                                   153           113
Other current liabilities                                    1,301         1,130
                                                           -------       -------

Total current liabilities                                    3,484         2,455

Long-term debt, net of current portion                       2,471         2,298
Deferred income taxes                                          473           618
Deferred subscription
   revenue (collected)-noncurrent                              233           276
Deferred maintenance revenue                                   239           293
Other noncurrent liabilities                                    32            29
                                                           -------       -------

Total liabilities                                            6,932         5,969

Stockholders' equity                                         4,993         4,718
                                                           -------       -------

Total liabilities and stockholders' equity                 $11,925       $10,687
                                                           =======       =======

                                     TABLE 3
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
                  QUARTERLY CONDENSED STATEMENTS OF CASH FLOWS
                                  (in millions)
                                   (unaudited)


                                                                                       Three Months Ended
                                                                                          December 31,
                                                                                         2004        2003
                                                                                       -------     -------
OPERATING ACTIVITIES:
         Net Income                                                                    $    36     $    18
         Impact from discontinued operations, net of taxes                                  --           1
                                                                                       -------     -------

         Income from continuing operations                                                  36          17

         Adjustments to reconcile income from continuing operations to net cash provided by continuing operating activities:
                    Depreciation and amortization                                          145         149
                    Provision for deferred income taxes                                     24        (141)
                    Non-cash stock-based compensation expense                               13           7
                    Non-cash settlement charge                                              18           8
                    Decrease in noncurrent installment A/R, net                              2          84
                    Government investigation settlement                                    (75)         --
                    Increase in deferred subscription
                      revenue (collected) - noncurrent                                       5          33
                    (Decrease) Increase in deferred maintenance revenue                    (13)          4
                    Decrease (Increase) in trade and current installment A/R, net           76        (101)
                    Increase in deferred subscription revenue (collected) - current         88          97
                    Other                                                                   47         182
                                                                                       -------     -------
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES                                       366         339

INVESTING ACTIVITIES:
                    Acquisition of Netegrity, net of cash acquired                        (418)         --
                    Acquisitions of purchased software                                      --          (1)
                    Settlements of purchase accounting liabilities                          (9)         (4)
                    Purchases of property and equipment, net                               (21)         (4)
                    Sales (purchases) of marketable securities, net                         19          (8)
                    Increase in capitalized software development costs and other           (19)        (11)
                                                                                       -------     -------
NET CASH USED IN INVESTING ACTIVITIES                                                     (448)        (28)

FINANCING ACTIVITIES:
                    Debt borrowings, net                                                   997          --
                    Exercises of common stock options and other                             31          15
                    Debt issuance costs                                                    (12)         --
                    Purchases of treasury stock                                             --          (1)
                                                                                       -------     -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                1,016          14

INCREASE IN CASH AND CASH EQUIVALENTS
BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH                                             934         325

Effect of exchange rates on cash                                                            78          43
                                                                                       -------     -------

INCREASE IN CASH AND CASH EQUIVALENTS                                                    1,012         368

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         2,142         880
                                                                                       -------     -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                             $ 3,154     $ 1,248
                                                                                       =======     =======

                                     TABLE 4
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
 RECONCILIATION OF GAAP RESULTS TO OPERATING RESULTS FROM CONTINUING OPERATIONS
                      (in millions, except per share data)
                                   (unaudited)


                                                         Three Months Ended     Nine Months Ended
                                                            December 31,          December 31,
                                                            ------------          ------------
                                                           2004       2003       2004        2003
                                                         -------    -------    -------     -------
Total Revenue (See Table 1)                              $   911    $   837    $ 2,626     $ 2,426

Total Expenses (See Table 1)                                 859        810      2,677       2,523
                                                         -------    -------    -------     -------

Income (Loss) From Continuing Operations,
   Before Taxes (See Table 1)                                 52         27        (51)        (97)

Non-GAAP Adjustments:

   Purchased Software Amortization                           102        105        305         318
   Intangibles Amortization                                   10         10         30          30
   Restructuring Charge                                       --         --         28          --
   Government Investigation Charge                            --         --        218          --
   Shareholder Litigation                                     18          8         16         158
                                                         -------    -------    -------     -------
Total Non-GAAP Adjustments                                   130        123        597         506


Operating Income Before Interest Adj. & Taxes                182        150        546         409

Interest on Dilutive Convertible Bonds                        11          2         31           6
                                                         -------    -------    -------     -------
Operating Income Before Taxes                                193        152        577         415

Income Tax Provision(1)                                       69         57        180         155
                                                         -------    -------    -------     -------

Net Operating Income From Continuing Operations(1)(2)    $   124    $    95    $   397     $   260
                                                         =======    =======    =======     =======

Diluted Operating EPS(1)(2)                              $  0.19    $  0.16    $  0.62     $  0.43
                                                         =======    =======    =======     =======

# of Shares Used(2)                                          645        612        643         609

(1) The nine months ended December 31, 2004 includes a $26.4 million or $.04 per share one-time tax benefit.

(2) Net operating income and the number of shares used in the computation of diluted operating EPS for the three and nine months ended December 31, 2004 and 2003 have been adjusted to reflect the dilutive impact of the Company's 1.625 percent Convertible Senior Notes. The number of shares for the three and nine months ended December 31, 2004 also includes the dilutive impact of the Company's 5 percent Convertible Senior Notes.

                                     TABLE 5
                     COMPUTER ASSOCIATES INTERNATIONAL, INC.
RECONCILIATION OF PROJECTED GAAP RESULTS FROM CONTINUING OPERATIONS TO OPERATING
                                    RESULTS
                      (in millions, except per share data)
                                   (unaudited)


                                           Three Months Ending         Fiscal Year Ending
                                             March  31, 2005             March 31, 2005
                                          ---------------------      ----------------------
Projected revenue range                   $ 900     to    $ 920      $3,526    to    $3,546
                                          =====           =====      ======          ======

Projected GAAP EPS range                  $0.07     to    $0.08      $ 0.06    to    $ 0.07

Non GAAP adjustments, net of taxes

  Acquisition amortization                 0.11            0.11        0.45            0.45
  Government Investigation Settlement        --              --        0.22            0.22
  Restructuring Charge                       --              --        0.04            0.04
  Interest on Dilutive Convertible Bonds   0.01            0.01        0.04            0.04
                                          -----           -----      ------          ------

Projected diluted operating EPS range     $0.19     to    $0.20      $ 0.81    to    $ 0.82
                                          =====           =====      ======          ======